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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-30976, 333-47101, 33-56615 and 333-56675 and Form S-3 No.
333-84461, of U.S. Industries, Inc. and subsidiaries, of our report dated January 14, 2002 with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities Exchange Commission.

                                          /s/ Ernst & Young LLP

New York, New York

January 14, 2002